SECURITY DEVICES INTERNATIONAL INC. CLOSES $2.28 MILLION FINANCING

PRIVATE PLACEMENT OF CONVERTIBLE NOTES AND WARRANTS

WAKEFIELD, MA / July 22, 2019 / Security Devices International Inc. (OTCQB: SDEV)(CSE: SDZ).(the “Company”) announced that it has entered into a Securities Purchase Agreement (the “Agreement”) with several accredited investors (the “Purchasers”) and Northeast Industrial Partners, LLC as collateral agent for the Purchasers (the “Collateral Agent”) to sell up to approximately USD $3,000,000.00 of units (the “Units”), with each $1,000 of Units consisting of (i) a $1,000 unsecured convertible promissory note (collectively the “Notes”), convertible into the Company’s Common Stock, par value $.001 per share (the “Common Stock”), and (ii) four thousand (4,000) warrants (the “Warrants”) each exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, in a private placement (the “Private Placement”) pursuant to Regulation D under the Securities Act of 1933 (the “Securities Act”). An initial sale of $2,282,500 of the Units was closed on July 22, 2019. The Company has received expressions of interest to purchase up to USD $717,500.00 of additional Units and expects to close on the sale of any such additional Units on or about August 31, 2019. The net proceeds from the sale of the Units will be used for general corporate purposes and working capital.

Terms of the Notes

The outstanding principal amount of the Notes accrues interest at a rate of 10% per annum, provided that, in the event of default on the Notes, the interest rate will be 15.0% during the period of default. The maturity date of the Notes is June 30, 2021, which date is subject to optional extension by each Purchaser if a change of control of the Company is announced prior to such date. Interest on the Notes is payable in arrears on the last day of each January and July while the Notes are outstanding. The Company has the option to redeem the Notes by paying the Purchasers the Optional Redemption Price as described in the Notes. Each Note is convertible into Common Stock, at the option of the Purchaser. Upon such optional conversion, the outstanding principal amount of the Note converts into shares of Common Stock at a conversion price of $0.15 per share, subject to adjustment as set forth in the Notes (the “Note Conversion Price”). The Company is not required to convert any portion of a Note if doing so results in the Purchaser beneficially owning more than 4.99% of the outstanding Common Stock after giving effect to such conversion, provided that on sixty-one (61) days’ prior written notice from the Purchaser to the Company, that percentage may increase to 19.99% .

Upon a Change of Control (as defined in the Note), an Purchaser may require the Company to redeem all or a portion of a Note, in which case the Company will pay in cash an amount equal to the greater of (a) the sum of (x) the aggregate consideration that the Purchaser would be entitled to receive in connection with the Change of Control if the Purchaser were to fully convert (without giving effect to any limitations on conversion) the outstanding principal of the Note into Common Stock immediately prior to the consummation of such Change of Control, plus (y) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges, or (b) an amount equal to the sum of (i) the outstanding principal of the Note plus, (ii) any accrued and unpaid interest thereon through but excluding the effective date of the Change of Control and any accrued and unpaid late charges plus, (iii) an amount equal to 100% of the interest that would have been earned on the Note from the effective date of the Change of Control through the maturity date of the Note. Notwithstanding any other provision of the Agreement or the Note, the effective interest rate may not exceed 25% per annum.

The Notes contain restrictive covenants which, among other things, restrict the Company’s ability to incur additional indebtedness, grant security interests on its assets or make distributions on or repurchase its common stock.

The Notes are secured, pursuant to the Agreement, with a security interest in substantially all of the Company’s assets. The Purchasers have appointed a Collateral Agent to act as collateral agent for the Purchasers. The Company has granted the Collateral Agent a security interest in substantially all of its assets, as security for the Company’s obligations under the Notes and the documents executed in connection with the Agreement.

Terms of the Warrants

Each Warrant is exercisable for one share of Common Stock at an exercise price of USD $0.25 per share, on or prior to the close of business on January 22, 2024. If the average closing price of the Common Stock is over USD $0.35 per share for a period of 20 consecutive trading days ending after the two-year anniversary of the issuance, the Company may give notice to the registered holders of the Warrants accelerating the expiry date to a date not less than 30 days following the date of such notice.

The Notes, the Warrants, and the Common Stock issuable upon conversion of the Notes and/or exercise of the Warrants have not been, and will not be, registered under the Securities Act, and may not be sold, transferred or assigned (i) in the absence of an opinion in a generally acceptable form of counsel, which counsel shall be selected by the holder and be reasonably acceptable to the Company, that registration is not required under the Securities Act or (ii) unless sold pursuant to Rule 144 under the Securities Act.

The foregoing summary of the Agreement, the Notes, the Warrants, and related agreements is qualified in its entirety by the terms of the Agreement and the exhibits thereto (including the form of Unsecured Convertible Note and form of Warrant).

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Agreement, including benefits of the transaction. These forward-looking statements generally are identified by the words “believe”, “project”, “expect”, “anticipate”, “estimate”, “future”, “strategy” , “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result”, and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to, the Company’s ability to comply with all the terms and provisions of the Agreement and the documents executed in connection therewith, and general economic conditions. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and the Company assumes no obligation, and does not intend, to update or revise these forward-looking statements, whether as result of new information, future events, or otherwise.

Amendments to Existing Notes

On July 18, 2019, a majority of the holders of notes (“Required Holders”) related to Securities Purchase Agreements dated October 22, 2018 (“October 2018 Notes”) and April 15, 2019 (“April 2019 Notes”) respectively (collectively the “Outstanding Notes”), voted to amend the terms of the Outstanding Notes.

The amendments expand the definitions of “Permitted Indebtedness” and “Permitted Lien” in the Outstanding Notes, and modify certain restrictions on the payment of Permitted Indebtedness. By the terms of the amendments, the Company was authorized to issue up to $7,000,000 of debt in addition to that represented by the Outstanding Notes (“Additional Debt”) that may be secured by the company’s assets provided that such Additional Debt be subordinate or pari passu to the Outstanding Notes.

Delay in Issuance of 2nd Quarter Financial Results

The Company’s quarterly reports on Form 10-Q for the second quarter ended May 31, 2019 was due to be filed with the Securities and Exchange Commission (SEC) by July 15, 2019 and would have been deemed filed on a timely basis if the Company had filed Form 12b-25 and Form 10-Q with the SEC by July 22, 2019. The Company filed a Form 12b-25 on July 15, 2019. However, the Company will not be able to file its Form 10Q by July 22, 2019 as expected for the reasons set forth below.

During the quarter the Company implemented new enterprise software in both the U.S. and in South Africa. Finalization of these implementations, production of the Company’s financial statements, and related testing and independent review have taken longer than previously anticipated. The Company intends to file its quarterly reports on Form 10-Q for the quarter ended May 31, 2019 as soon as possible after the completion of the quarterly review by its independent auditors.

About Security Devices International

Security Devices International, Inc. (CSE: SDZ) (OTCQB: SDEV) is a technology company specializing in the areas of Personal Security Devices, Military, Law Enforcement, Corrections, and Private Security. The Company develops and manufactures innovative, less lethal equipment and munitions. For more information on SDI, please visit the corporate website or the company's investor relations site here

Forward Looking Statement

This news release includes certain "forward looking statements" reflecting management's current expectations of future events including, without limitation, those about additional sale of Notes, anticipated future financings, and the anticipated filing of the Company’s Form 10Q for the quarter ending May 31, 2019. These forward-looking statements generally are identified by the words “believe”, “project”, ”expect”, “intend”, “anticipate”, “estimate”, “future”, “strategy”, “opportunity”, “plan”, “may”, “should”, “will”, “would”, “will be”, “will continue”, “will likely result”, and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document including, but not limited to, the Company’s ability to comply with all terms and provisions in the Agreement, the documents executed in connection therewith, general economic conditions, and issues that may arise in connection with review and finalization of the Company’s financial statements. In addition, please refer to the documents that the Company files with the SEC on Forms 10K and 10Q, and management’s discussion and analysis filed with the CSE and on SEDAR. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Forward –looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward –looking statements the Company assumes no obligation and does not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. Except as required by law, SDI disclaims any intention and assumes no obligation to update or revise any forward-looking statements to reflect actual results, whether as a result of new information, future events, changes in assumptions, changes in factors affecting such forward-looking statements or otherwise.

CONTACT:
Bryan S. Ganz
President and CEO
781-420-1428
bryan@byrna.com